UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Sunshine Financial, Inc.
(Exact name of registrant as specified in its charter)

Maryland	36-4678532
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1400 East Park Avenue, Tallahassee, FL	32301
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act: None.

If this form relates to the registration of a class of securities pursuant to Section 12 (b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-169555

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.01 per share

(Title of Class)

Item 1.                  Description of Registrant's Securities to be Registered.

For a description of the Registrant's securities, reference is made to “Market for Sunshine Financial Common Stock,” “Our Policy Regarding Dividends” and “Description of Capital Stock of Sunshine Financial Following the Conversion” in the prospectus included in Registrant’s Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1 (Registration No. 333-169555), which is hereby incorporated by reference.  For a description of the provisions of the Registrant’s Charter and Bylaws that may render a change in control of the Registrant more difficult, reference is made to “Restrictions on Acquisition of Sunshine Financial” in the Registrant’s prospectus referenced above.

Item 2.                  Exhibits.

1.	Pre-Effective Amendment No. 2 to Registrant’s Registration Statement on Form S-1 (Registration No. 333-169555) dated February 8, 2011, is hereby incorporated by reference.

2.	Charter for Sunshine Financial, Inc., filed as Exhibit 3.1 to the Registration Statement on Form S-1 (Registration Number 333-169555) dated September 23, 2010, is hereby incorporated by reference.

3.	Bylaws of Sunshine Financial, Inc., filed as Exhibit 3.2 to the Registration Statement on Form S-1 (Registration Number 333-169555) dated September 23, 2010 are hereby incorporated by reference.

4.	Specimen Stock Certificate, filed as Exhibit 4 to the Registration Statement on Form S-1 (Registration Number 333-169555) dated September 23, 2010, is hereby incorporated by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SUNSHINE FINANCIAL, INC.

Date: February 22, 2011	By:	/s/ Louis O. Davis, Jr.
Louis O. Davis, Jr., President and Chief Executive Officer